UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2005

GRAYMARK PRODUCTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma	000-50638	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Robinson, Suite 920

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 601-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

Senior Promissory Note.  On October 25, 2005, GrayMark Productions, Inc. and its subsidiaries (the “Company”) issued a promissory note (the “Note”) in the principal amount of $750,000 to one of its non-affiliate shareholders (the “Note Holder”) evidencing a $750,000 loan. The outstanding principal amount of the Note is secured by all assets of the Company including all purchase agreements and any options or rights to acquire, all intellectual and real property, all assets and properties of the Company and all of its existing and future subsidiaries. The Note bears interest at the rate of 8% per annum.

The Note will become due and payable on the first to occur of: (i) October 25, 2007 (the “Maturity Date”); (ii) the consummation of a Qualified Financing; or (iii) the continuation of an Event of Default for more than 30 days following notice of the occurrence of the Event of Default.  Upon consummation of a Qualified Financing, the outstanding principal amount of the Note and all accrued and unpaid interest (collectively the “Note Balance” at any applicable time) will automatically convert into shares of equity securities of the Company equal to 120% of the Note Balance, divided by the price per share of the equity securities sold in the Qualified Financing.  The maximum price or value of the equity securities into which the Note Balance converts may not exceed the equivalent of $1.10 per common stock share of GrayMark Productions, Inc.

“Qualified Financing” refers to any equity financing pursuant to which the Company receives aggregate gross cash proceeds of $2,000,000 or more (excluding the automatic conversion of the Note) on or before the Maturity Date.  An “Event of Default” is defined as follows:

•                                          the failure to make a timely principal or interest payment for a period of three business days after the payment due date; or

•                                          the making of a materially false or incorrect, or the material breach of any representation, warranty or certification contained in the Note or in any certificate or financial statement on the date made; or

•                                          the holders of any indebtedness (“Indebtedness”) of the Company or any of its subsidiaries in the aggregate principal amount of $500,000 or more accelerate prior to the stated maturity or payment date and the Indebtedness is not discharged in full or the acceleration is not stayed, rescinded or annulled within 10 business days of the acceleration; or

•                                          the entry of judgments and orders against the Company or any of its subsidiaries that remain unstayed for more than 60 consecutive day and for the payment of money in excess of $500,000 in the aggregate (net of any insurance coverage) that are not discharged; or

•                                          (i) the application for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) the written admission of the inability to pay its debts as they become due, (iii) the making a general assignment for the benefit of its creditors, (iv) the commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) the filing of a petition seeking advantages of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (vi) the written acquiesce to an involuntary petition filed under the Bankruptcy Code or comparable laws of any jurisdiction, or (vii) the taking of any action under the laws of any jurisdiction (foreign or domestic) analogous to the foregoing; or

•                                          the commencement of legal proceeding without the Company’s application or consent seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and the legal proceeding shall continue undismissed, or unstayed and in effect, for a period of 30 consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction ; or

•                                          the material impairment of the Company’s ability to perform its financial obligations, or a material impairment of the enforceability or priority of the Note Holder’s creditor priority as a result of an action or failure to act by the Company.

All or any portion the Note Balance may be prepaid upon five business days prior written notice to the Note Holder (the “Company Prepayment Notice”) at a cash price equal to 110% of the Note Balance (the “Company Prepayment Price”).  The date of the prepayment (the “Company Prepayment Date”) shall be no more than five trading days after the date on which the Note Holder is notified of intent to prepay the Note (the “Company Prepayment Notice Date”).  If the Company fails to make the prepayment by the 6th trading day following the Company Prepayment Notice Date, the prepayment will be declared null and void and the Company will not have right to deliver a Company Prepayment Notice to the Note Holder in the future (i.e., the right to make a prepay).

Upon the occurrence of a Major Transaction, the Note Holder will have the right and option to require prepay of the Note Balance at a price equal to 110% of the outstanding principal amount (the “Prepayment Price”). The Company is required to pay the Prepayment Price to the Note Holder at or prior to the closing of the Major Transaction against receipt of the Note.

If the Company fails to prepay all of the Prepayment Price (other than pursuant to a dispute related to calculation of the Prepayment Price), the unpaid portion of the Prepayment Price will bear interest at the rate of 2.0% per 30 consecutive days until paid in full.  Until full payment of the unpaid Prepayment Price, the Note Holder will have the option to, in lieu of prepayment, require the Company to promptly return to the Note Holder the Note (as submitted for prepayment by the Note Holder)

A “Major Transaction” is defined as the consummation of any of the following transactions:

•                                          the consolidation, merger or other business combination of the Company with or into a person or entity, other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (B) a consolidation, merger or other business combination in which holders of the Company’s or any of its subsidiaries voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

•                                          the sale or transfer of all or substantially all of the Company’s or any of its subsidiaries’ assets; or

•                                          the consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding the Company’s common stock shares;

provided, however, the following are considered a Major Transaction:

•                                          the Qualified Financing;

•                                          a split, reverse split, dividend or distribution with respect to the common stock of the Company which has been disclosed to the Note Holder;

•                                          the tender, exchange or repricing of any securities of the Company that are convertible into common stock shares of the Company which has been disclosed to the Note Holder.

Common Stock Purchase Warrant Agreements.  In conjunction with issuance of the Note, GrayMark Productions, Inc. and the Note Holder entered into two Common Stock Purchase Warrant Agreements, each evidencing warrants exercisable on or before October 25, 2010, one agreement providing for the purchase of 250,000 common stock shares at $2.00 each and the other agreement providing for the 250,000 common stock shares at $3.00 each (the “Warrants”).  The number of common stock shares purchasable will be appropriately adjusted in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction.

The Warrants may be exercised by paying $2.00 or $3.00 purchase price.   The Warrants and the common stock shares issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of federal and state securities laws.

For the period ending October 25, 2010, GrayMark Productions, Inc. agreed to include the common stock shares underlying the Warrants in any registration statement it files with the United States Securities and Exchange Commission at the expense of the Company.

Viewtrade Financial served as the Company’s financial advisor and was paid a fee $75,000.

The Note and Warrants described above were issued in a single private transaction with an “accredited investor” within the meaning of and as defined in Rule 501(a) , in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As stated above in Item 1.01, the Company secured debt financing in the original aggregate principal amount of $750,000. The details of the debt obligation as described in Item 1.01 are incorporated into this Item 2.03 in their entirety by this reference to Item 1.01 of this report.

Item 3.02                     Unregistered Sales of Equity Securities.

As stated above in Item 1.01, the Note Balance may be converted into common stock shares or other equity securities of the Company and the Company, pursuant to the Common Stock Purchase Warrant Agreements, issued the Warrants to the Note Holder in conjunction with the debt financing.  The details of the conversion rights and the Warrants as described in Item 1.01 are incorporated into this Item 3.02 in their entirety by this reference to Item 1.01 of this report.

Item 9.01                     Financial Statements and Exhibits.

(c)          Exhibits.

4.1                                 Form of Senior Promissory Note.

4.2                                 Form of Common Stock Purchase Warrant Agreement attached as Exhibit A-1 to the Form of Senior Promissory Note.

4.3                                 Form of Common Stock Purchase Warrant Agreement attached as Exhibit A-2 to the Form of Senior Promissory Note.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: October 27, 2005	GRAYMARK PRODUCTIONS, INC.
	By:	/S/ JOHN SIMONELLI
Chief Executive Officer